UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2005

CHASE BANK USA, NATIONAL ASSOCIATION

(Formerly CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION)

(Depositor into the Issuers described herein)

FIRST USA CREDIT CARD MASTER TRUST

(Issuer of the First USA Collateral Certificate)

CHASE CREDIT CARD MASTER TRUST

(Issuer of the Chase Collateral Certificate)

CHASE ISSUANCE TRUST

(Formerly BANK ONE ISSUANCE TRUST)

(Issuer of the Notes)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-118423	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association White Clay Center Building 200 Route 273 Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 575-5000

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

201 North Walnut Street, Wilmington, Delaware 19801

(Commission File Number 333-67076)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On October 28, 2005, the Chase Issuance Trust, a Delaware statutory business trust (the “Trust”) and Chase Bank USA, National Association (formerly Chase Manhattan Bank USA, National Association) (the “Bank”), completed two securitizations of approximately $325,000,000 of credit card receivables each. The securitizations consist of $325,000,000 Class B(2005-4) notes and $325,000,000 Class B(2005-5) notes,

The Class B(2005-4) notes and the Class B(2005-5) notes are part of a series of notes called the CHASEseries. The CHASEseries will consist of Class A notes, Class B notes and Class C notes. The Class B(2005-4) notes and the Class B(2005-5) notes are both tranches of the Class B notes of the CHASEseries.

The Bank services the receivables that are included in the securitizations and will continue to service the accounts associated with such receivables following the securitizations.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

The following exhibits are filed as a part of this report:

(4.1(a))	Class B(2005-4) Terms Document, dated as of October 28, 2005, between Chase Issuance Trust, as Issuer and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

(4.1(b))	Class B(2005-5) Terms Document, dated as of October 28, 2005, between Chase Issuance Trust, as Issuer and Wells Fargo Bank, National Association, as Indenture Trustee and Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION (formerly known as Chase Manhattan Bank USA, National Association)
as Depositor, Transferor and Servicer of the First USA Credit Card Master Trust, the Chase Credit Card Master Trust and the Chase Issuance Trust

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President

Date: October 31, 2005